                                                                     Exhibit 4.2

           CONSENT AND AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT
           ----------------------------------------------------------

         CONSENT AND AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT (this
"Amendment No. 4"), dated as of March 31, 2006, by and among Handy & Harman, a
New York corporation ("H&H"), OMG, Inc., a Delaware corporation formerly known as Olympic Manufacturing Group, Inc. ("OMG"), Continental Industries, Inc., an
Oklahoma corporation ("Continental"), Maryland Specialty Wire, Inc., a Delaware
corporation ("Maryland Wire"), Handy & Harman Tube Company, Inc., a Delaware
corporation ("H&H Tube"), Camdel Metals Corporation, a Delaware corporation
("Camdel"), Canfield Metal Coating Corporation, a Delaware corporation
("Canfield"), Micro-Tube Fabricators, Inc., a Delaware corporation
("Micro-Tube"), Indiana Tube Corporation, a Delaware corporation ("Indiana
Tube"), Lucas-Milhaupt, Inc., a Wisconsin corporation ("Lucas"), Handy & Harman
Electronic Materials Corporation, a Florida corporation ("H&H Electronic"),
Sumco Inc., an Indiana corporation ("Sumco" and together with H&H, OMG,
Continental, Maryland Wire, H&H Tube, Camdel, Canfield, Micro-Tube, Indiana
Tube, Lucas and H&H Electronic, each individually, a "Borrower" and collectively, "Borrowers"), Handy & Harman of Canada, Limited, an Ontario
corporation ("H&H Canada"), ele Corporation, a California corporation ("ele"),
Alloy Ring Service Inc., a Delaware corporation ("Alloy"), Daniel Radiator
Corporation, a Texas corporation ("Daniel"), H&H Productions, Inc., a Delaware corporation ("H&H Productions"), Handy & Harman Automotive Group, Inc., a
Delaware corporation ("H&H Auto"), Handy & Harman International, Ltd., a
Delaware corporation ("H&H International"), Handy & Harman Peru, Inc., a
Delaware corporation ("H&H Peru"), KJ-VMI Realty, Inc., a Delaware corporation
("KVR"), Pal-Rath Realty, Inc., a Delaware corporation ("Pal-Rath"), Platina
Laboratories, Inc., a Delaware corporation ("Platina"), Sheffield Street
Corporation, a Connecticut corporation ("Sheffield"), SWM, Inc., a Delaware corporation ("SWM"), Willing B Wire Corporation, a Delaware corporation
("Willing" and together with H&H Canada, ele, Alloy, Daniel, H&H Productions,
H&H Auto, H&H International, H&H Peru, KVR, Pal-Rath, Platina, Sheffield and
SWM, each individually, a "Guarantor" and collectively, "Guarantors"), Steel
Partners II, L.P., successor by assignment from Canpartners Investments IV, LLC, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined)
acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, "Agent"), and the financial institutions party thereto as lenders (collectively, "Lenders"). Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders)
have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of March 31, 2004, by and among Agent, successor by assignment to Steel
Partners II, L.P., Lenders, Borrowers and Guarantors (as amended by Amendment
No. 1 to Loan and Security Agreement, dated as of October 29, 2004, Amendment
No. 2 to Loan and Security Agreement, dated as of May 20, 2005, Amendment No. 3 to Loan and Security Agreement, dated as of December 29, 2005, Consent and
Amendment No. 4 to Loan and Security Agreement, dated as of January 24, 2006, and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

         WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to make certain amendments and provide certain consents to the Loan
Agreement and the other Financing Agreements, and Agent and Lenders are willing to agree to such amendments and provide such consents, subject to the terms and conditions contained herein; and

         WHEREAS, by this Amendment No. 5, Borrowers, Guarantors, Agent and
Lenders desire and intend to evidence such consents and amendments;

         NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

         1.       AMENDMENT TO DEFINITION. The definition of "Maximum Credit" in
Section 1.73 of the Loan Agreement is hereby amended by deleting $81,000,000 and replacing it with $90,000,000. In addition, all other references in the Loan and
Security Agreement to $81,000,000 shall be changed to $90,000,000

         2.       Additional Definitions. As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

                  (a)      "Amendment No. 5" shall mean Consent and Amendment
         No. 5 to Loan and Security Agreement by and among Borrowers,
         Guarantors, Agent and the Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (b)      "Amendment No. 5 Effective Date" shall mean the first
         date on which all of the conditions precedent to the effectiveness of
         Amendment No. 5 shall have been satisfied or waived.

         3.       EXTENSION OF CREDIT. Upon the effective date of this Amendment
No. 5, Lender shall extend an additional $9,000,000 to Borrowers and Guarantors.

         4.       CONSENT TO PREPAYMENT AND AMENDMENT OF WHX SUBORDINATED NOTE.
Subject to the terms and conditions contained herein and notwithstanding anything to the contrary contained in the WHX Subordination Agreement or in the
WHX Subordinated Note, Agent and Lenders hereby consent to the prepayment by
Parent of $9,000,000 of the principal amount of Indebtedness of Parent to WHX evidenced by the WHX Subordinated Note and the related amendment to the WHX
Subordinated Note solely to permit such prepayment; provided, that, (a)
immediately prior to such prepayment, Borrowers shall have received cash proceeds of loans made by the Lender, on or after the Amendment No. 5 Effective
Date, in the aggregate amount of $9,000,000 (the "New Loans"), (b) Agent shall have received true, correct and complete copies of the Working Capital Lender
Agreements and the amendment to the WHX Subordinated Note (to the extent not previously delivered to Agent), which shall be in form and substance satisfactory to Agent, as duly authorized, executed and delivered by the parties thereto, (c) such prepayment shall be made on, or within five (5) Business Days after, the Amendment No. 5 Effective Date, and (d) Borrowers shall provide same day notice to Agent of receipt of the proceeds of the New Loans.

         5.       Consent to Payment of a One-Time Cash Dividend. Subject to the
terms and conditions contained herein and notwithstanding anything to the contrary contained in Section 9.11 of the Loan Agreement, Agent and Lenders
hereby consent to the payment of a one-time cash dividend by Borrowers to Parent in an amount equal to the cash proceeds of the New Loans received by Borrowers;
provided, that, (a) such dividend shall be paid immediately after Borrowers receive the cash proceeds of the New Loans, (b) Parent shall immediately apply the proceeds of such dividend to prepay the principal amount of Indebtedness of
Parent to WHX evidenced by the WHX Subordinated Note, and (c) such dividend shall be paid with funds legally available therefor.

         6.       Representations, Warranties and Covenants. Each Borrower and
Guarantor hereby represents, warrants and covenants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No.
5), the truth and accuracy of which representations and warranties are a continuing condition of the making of Loans and providing Letter of Credit
Accommodations to Borrowers:

                  (a)      this Amendment No. 5 and each other agreement or
         instrument to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment No. 5, the "Amendment Documents") have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof and the agreements and obligations of each of the Borrowers and Guarantors contained herein and therein constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

                  (b)      the execution, delivery and performance of this
         Amendment No. 5 and the other Amendment Documents, (a) are all within each Borrower's and Guarantor's corporate powers and (b) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Working Capital Loan
         Agreement) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound;

                  (c)      no Default or Event of Default exists or has occurred
         and is continuing;

                  (d)      the Working Capital Amendment (as defined below) has
         been executed and delivered by all parties thereto and is in full force and effect; and

                  (e)      all of the representations and warranties set forth
         in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

         7.       Conditions Precedent. The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

                  (a)      Agent shall have received this Amendment No. 5, duly
         authorized, executed and delivered by Borrowers, Guarantors and
         Required Lenders;

                  (b)      Agent shall have received a consent and amendment to
         the Working Capital Loan Agreement (the "Working Capital Amendment"),
         in form and substance satisfactory to Agent, duly authorized, executed and delivered by each of the parties thereto, which Working Capital
         Amendment shall be in full force and effect;

                  (c)      Agent shall have received a true and correct copy of
         any consent, waiver or approval to or of this Amendment No. 5 or any other Amendment Documents which any Borrower or Guarantor is required to obtain from any other Person, and such consent, waiver or approval shall in form and substance satisfactory to Agent; and

                  (d)      no Default or Event of Default shall exist or have
         occurred and be continuing.

         8.       Effect of this Agreement. Except as expressly amended pursuant hereto and except for the consents expressly granted herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 5 Effective
Date. To the extent that any provision of the Loan Agreement or any of the other
Financing Agreements are inconsistent with the provisions of this Amendment No.
5, the provisions of this Amendment No. 5 shall control.

         9.       Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by Agent to effectuate the provisions and purposes of this Amendment
No. 5.

         10.      Governing Law. The validity, interpretation and enforcement of this Amendment No. 5 and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of
New York.

         11.      Binding Effect. This Amendment No. 5 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         12.      Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No.
5.

         13.      Counterparts. This Amendment No. 5 may be executed in any
number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 5 by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 5. Any party delivering an executed counterpart of this Amendment No. 5 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 5.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be executed on the day and year first above written.

         AGENT AND LENDER                                   BORROWERS
         ----------------                                   ---------

STEEL PARTNERS II, L.P.,                         HANDY & HARMAN
as Agent and Lender
                                                 By: /s/ Robert K. Hynes
By: STEEL PARTNERS, L.L.C.,                          ---------------------------
as general partner                               Title: VP CFO
                                                        ------------------------
By: /s/ Glen M. Kassan
    ---------------------------                  OMG, INC.

Title: Authorized Partner                        By: /s/ Robert K. Hynes
       ------------------------                      ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 CONTINENTAL INDUSTRIES, INC.

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

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                                                 MARYLAND SPECIALTY WIRE, INC.
                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 HANDY & HARMAN TUBE COMPANY, INC.

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 CAMDEL METALS CORPORATION

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 CANFIELD METAL COATING CORPORATION

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 MICRO-TUBE FABRICATORS, INC.

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 INDIANA TUBE CORPORATION

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 LUCAS-MILHAUPT, INC.

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

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                                                 HANDY & HARMAN ELECTRONIC MATERIALS
                                                 CORPORATION

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 SUMCO INC.

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                          GUARANTORS
                                                          ----------

                                                 HANDY & HARMAN OF CANADA, LIMITED

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 ELE CORPORATION

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 ALLOY RING SERVICE INC.

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 DANIEL RADIATOR CORPORATION

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 H&H PRODUCTIONS, INC.

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

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                                                 HANDY & HARMAN AUTOMOTIVE GROUP, INC.

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 HANDY & HARMAN INTERNATIONAL, LTD.

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 HANDY & HARMAN PERU, INC.

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 KJ-VMI REALTY, INC.

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 PAL-RATH REALTY, INC.

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 PLATINA LABORATORIES, INC.

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 SHEFFIELD STREET CORPORATION

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

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                                                 SWM, INC.

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------

                                                 WILLING B WIRE CORPORATION

                                                 By: /s/ Robert K. Hynes
                                                     ---------------------------
                                                 Title: VP
                                                        ------------------------